HAUPPAUGE DIGITAL INC.
91 Cabot Court
Hauppauge, New York 11788

April 10, 2008

Mr. Kenneth Plotkin
c/o Hauppauge Digital Inc.
91 Cabot Court
Hauppauge, New York 11788

Dear Mr. Plotkin:

Reference is made to that certain Employment Agreement, dated January 10, 1998, (the “Agreement”) between Hauppauge Digital Inc. (the “Company”) and Kenneth Plotkin (the “Executive”).  Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.  This letter constitutes an amendment to the Agreement.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Effective with respect to the Bonus based on the fiscal year ended September 30, 2007, the first sentence of Section 4.2.1.A of the Agreement is hereby deleted and replaced in its entirety with the following:

An amount equal to 2% of the Company’s earnings excluding earnings that are not from operations and before reduction for interest and income taxes and amounts calculated in accordance with SFAS 123R (“EBIT”), provided that the Company’s EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year’s EBIT, and if not, then 1% of the Company’s EBIT.

Please acknowledge your agreement to the foregoing by signing a copy of this letter in the space provided below and returning it to the undersigned.

Yours truly,

HAUPPAUGE DIGITAL INC.

/s/ Gerald Tucciarone
By: Gerald Tucciarone
 Chief Financial Officer

READ AND AGREED:

/s/ Kenneth Plotkin
Kenneth Plotkin
Individually